Exhibit 11.1



                           DESTRON FEARING CORPORATION

             Calculation of Basic And Diluted Earnings (Loss) Per Common and
                             Common Equivalent Share
                     (in thousands, except per share amounts)

                                              Quarter Ended March 31,   Six Months Ended March 31,
                                              -----------------------   --------------------------
                                                1998        1997             1998         1997
                                               ------      ------           -------      -------

    Net income (loss)                             ($70)      $201            ($482)         $282
                                                ------     ------          -------       -------
                                                ------     ------          -------       -------


    Weighted average number of common
      and common equivalent shares
      outstanding:

        Weighted average number of
        common shares outstanding                13,299    12,766           13,296       12,205

        Dilutive effect of stock options and
        warrants after application of the
        treasury stock method                        --       244               --           244
                                                 ------    ------           -------      -------
                                                 13,299    13,010            13,296       12,449
                                                 ------    ------           -------      -------
                                                 ------    ------           -------      -------

    Basic and diluted earnings (loss) per
      common and common equivalent share         ($0.01)    $0.02            ($0.04)       $0.02
                                                 ------    ------           -------      -------
                                                 ------    ------           -------      -------

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